UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2006

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

1-8246	71-0205415
(Commission File Number)	(IRS Employer Identification No.)

2350 N. Sam Houston Pkwy. E., Suite 300, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

(281) 618-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2.  Financial Information.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 1, 2006, Southwestern Energy Company (the “Company”) entered into a stock purchase agreement (“Stock Purchase Agreement”) with Atlas Pipeline Partners, L.P. (“Atlas”) pursuant to which Atlas would acquire the Company’s subsidiary, Mid-Continent Arkansas Pipeline, LLC (formerly Southwestern Energy Pipeline Company) (“MCAP”), which holds a 25% interest in the NOARK Pipeline System, Limited Partnership (“NOARK”), for $69.0 million.  Atlas’ subsidiary holds the remaining 75% interest in NOARK.  NOARK owns the Ozark Gas Transmission System, which the Company utilizes to transport natural gas.  The transactions under the Stock Purchase Agreement were consummated on May 2, 2006.  In connection with the sale, the Company also acquired NOARK Pipeline Finance, L.L.C., an Oklahoma limited liability company that served as NOARK’s special purpose entity for financing the construction and expansion of the pipeline in 1998, and assumed $39 million of NOARK Finance's outstanding indebtedness, for which the Company is also the guarantor.

A copy of the Stock Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In addition, in connection with the closing of the transactions under the Stock Purchase Agreement, on May 2, 2006, the Company, NOARK Pipeline Finance, L.L.C., an Oklahoma limited liability company (“NOARK Finance”), and UMB Bank, N.A. (as successor to The Bank of New York), as Trustee, executed the First Supplemental Indenture (the “Supplemental Indenture”) supplementing the Indenture, dated June 1, 1998 (the “Indenture”) between NOARK Finance and The Bank of New York, as Trustee, relating to NOARK Finance’s 7.15% Notes due 2018 (the “7.15% Notes”).  There is $39 million in outstanding principal amount of the 7.15% Notes, which were issued by NOARK Finance and guaranteed by the Company in 1998 to fund construction and expansion of the pipeline.  Pursuant to the Supplemental Indenture, the Company has assumed NOARK Finance's obligations with respect to the due and punctual payment of the principal of and interest on the Notes according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indentures to be performed or observed by NOARK Finance.  Interest on the 7.15% Notes is payable semi-annually, in cash, in arrears on June 1 and December 1 of each year.  The notes are subject to a semi-annual redemption in installments of $0.6 million plus accrued and unpaid interest.  The Company is also the guarantor of the 7.15% Notes.

Copies of the Indenture and the Supplemental Indenture are filed as Exhibit 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

SECTION 8.  Other Events

Item 8. 01 Other Events

On May 1, 2006, Southwestern Energy Company issued a press release announcing the sale of its 25% interest in the NOARK pipeline system. The press release is furnished herewith as Exhibit 99.1.

SECTION 9.  Financial Statements and Exhibits.

(c) Exhibits.

4.1	Indenture dated June 1, 1998 by and among NOARK Pipeline Finance, L.L.C. and The Bank of New York
4.2	First Supplemental Indenture dated May 2, 2006 by and among Southwestern Energy Company, NOARK Pipeline Finance, L.L.C., and UMB Bank, N.A.
10.1	Stock Purchase Agreement dated May 1, 2006 by and among Southwestern Energy Company and Atlas Pipeline Partners, L.P.
99.1	Press release announcing the sale of Southwestern Energy Company's 25% interest in the NOARK pipeline system dated May 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: May 4, 2006	By:	/s/ GREG D. KERLEY
	Name:	Greg D. Kerley
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture dated June 1, 1998 by and among NOARK Pipeline Finance, L.L.C. and The Bank of New York
4.2	First Supplemental Indenture dated May 2, 2006 by and among Southwestern Energy Company, NOARK Pipeline Finance, L.L.C., and UMB Bank, N.A.
10.1	Stock Purchase Agreement dated May 1, 2006 by and among Southwestern Energy Company and Atlas Pipeline Partners, L.P.
99.1	Press release announcing the sale of Southwestern Energy Company's 25% interest in the NOARK pipeline system dated May 1, 2006.